Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December  21, 2012 with respect to the audited balance sheet of Lido International, Corp. as of October 31, 2012 and the related statements of expenses, stockholders’ equity and cash flows for the period from October 15, 2012 (inception) to October 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

December 21, 2012